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                                                      Exhibit 8.1

                 [LETTERHEAD OF SILVER, FREEDMAN & TAFF, L.L.P.]





                                 August 5, 2002


MB Financial, Inc.                              Howe Barnes Investments, Inc.
MB Financial Capital Trust I                    135 South LaSalle Street
801 West Madison Street                         Chicago, Illinois 60605-4398
Chicago, Illinois 60607
                                                Sandler O'Neill & Partners, L.P.
Stifel, Nicolaus & Company, Incorporated        919 Third Avenue
501 North Broadway, 9th floor                   6th Floor
St. Louis, Missouri  63102                      New York, New York 10022

Legg Mason Wood Walker, Incorporated
100 Light Street, 31st Floor
Baltimore, Maryland 21202-1476

Ladies and Gentlemen:

         We are acting as special tax counsel to MB Financial, Inc. (the "Company") and MB Financial Capital Trust I (the "Issuer") in connection with the Registration Statement on Form S-1 (as amended, the "Registration Statement") filed by the Company and the Issuer with the Securities and Exchange Commission for the purpose of registering under the Securities Act of 1933 (the "Act") the Issuer's Trust Preferred Securities, the Company's Subordinated Debentures, and the Company's Guarantee with respect to the Trust Preferred Securities.

         Based on the current United States federal income tax law and the representations of the Company set forth in a letter from the Company to us dated August 5, 2002, we are of the opinion that the statements under the caption "Federal Income Tax Consequences" in the prospectus included in the Registration Statement, insofar as such statements constitute summaries of federal income tax law, fairly summarize the matters referred to therein. In addition, the statements therein regarding the opinion of this firm are accurate and we hereby confirm to you our opinion set forth therein.

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         We hereby consent to the use of our name under the captions "Federal
Income Tax Consequences" and "Legal Matters" in the prospectus included in the Registration Statement and to the filing of this opinion as an exhibit to the Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Act, as amended.


                                        Very truly yours,


                                        /s/ SILVER, FREEDMAN & TAFF, L.L.P.
                                        SILVER, FREEDMAN & TAFF, L.L.P.